SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON,  D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934




                     August 16, 1995
      Date of Report (date of earliest event reported)




                  FIRST NATIONAL BANCORP
   (Exact name of registrant as specified in its charter)





     Georgia             0-10657            58-1415138
 (state or other     (Commission File     (IRS Employer
 jurisdiction of           No.)           Identification
  incorporation)                             Number)






303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia
                          30501
     (address of principal executive office) (zip code)





                      (770) 503-2000
     (Registrants telephone number, including area code)




                        No change
   (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS

(a) On July 3, 1995, the merger of FF Bancorp, Inc., FFSB, ("FF Bancorp") with and into FNB Subsidiary Corporation ("FNB"), a subsidiary corporation established by First National Bancorp, FBAC, ("Registrant"), for its Florida operations, as described in Registration Statement No. 33-57681, was consummated.

     FF Bancorp's former subsidiary banks, the $318 million asset First Federal Savings Bank of New Smyrna, the $215 million asset First Federal Savings Bank of Citrus County, and the $75 million asset The Key Bank of Florida, located in Tampa, are now subsidiaries of Registrant under the new subsidiary corporation, FNB.

     Since the transaction was accounted for as a "pooling-of-interests," under Financial Reporting Release 201.01, a certain sharing of risks must be present for a transaction to qualify as a pooling-of-interests. Under Accounting Series Release 135, and subsequent Staff Accounting Bulletin No. 65, this risk sharing will have occurred if no affiliate of either company in the business combination sells, or in any other way reduces, the risk relative to any common shares received in the business combination until such time as financial results covering at least 30 days of post-merger combined operations have been published. The Registrant hereby wishes to publish financial results as of July 31, 1995, and for the seven months July 31, 1995 and 1994, which includes thirty days of post-merger combined operations on a restated basis.

     The following sets forth condensed unaudited consolidated balances for the Registrant and subsidiaries, including FF Bancorp, Inc., as of July 31, 1995, and the related statements of income for the seven months ended July
     31, 1995 and 1994.


        CONDENSED CONSOLIDATED BALANCE SHEET
        (dollars in thousands, except share data)
        (unaudited)

                                                 July 31,
                                                   1995
        ASSETS
        Cash and due from banks                $  105,224
        Federal funds sold                        122,106
            Cash and cash equivalents             227,331
        Interest-bearing deposits in other
          financial institutions                   13,572
        Investment securities                     821,399
        Loans, net of unearned income           1,929,917
        Allowance for loan losses                 (25,864)
            Net Loans                           1,904,053
        Premises and equipment, net                66,502
        Other assets                               80,664
            Total assets                        $3,113,52


        LIABILITIES AND SHAREHOLDERS' EQUITY
        Liabilities:
        Deposits:
          Noninterest-bearing                  $  344,906
          Interest-bearing                      2,248,152
            Total deposits                      2,593,057
        Federal funds sold and securities sold
          under agreements to repurchase           88,439
        Other Short-term borrowings                12,448
        Long-term debt                             79,803
        Other liabilities                          39,462
            Total liabilities                   2,813,209
        Shareholders' equity:
        Common stock, $1 par value; authorized
          30,000,000 shares; issued and
          outstanding 20,482,193 shares            20,482
        Additional paid-in capital                 89,070
        Retained earnings                         187,884
        Net unrealized holding gains
          on investment securities
          available-for-sale                        2,875
            Total shareholders' equity            300,311
            Total liabilities and shareholders' $3,113,52 equity

   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
   (dollars in thousands, except share data)
   (unaudited)

                                             Seven Months Ended July 31,
                                                  1995         1994
   INTEREST INCOME
   Loans (including fees)                      $ 103,707     $ 88,095
   Interest-bearing deposits in other
     financial institutions                          548        1,170
   Investment securities:
     Tax-exempt                                    6,487        5,950
     Taxable                                      22,947       18,189
   Federal funds sold                              4,462        2,429
   Total interest income                         138,150      115,834
   INTEREST EXPENSE
   Deposits                                       58,718       44,044
   Federal funds purchased and securities
     sold under agreements to repurchase           3,297        1,526
   Other short-term borrowings                       215          134
   Long-term debt                                  2,600        2,236
   Total interest expense                         64,830       47,939
   NET INTEREST INCOME                            73,320       67,895
   Provision for loan losses                       1,343          395
   Net interest income after
     provision for loan losses                    71,978       67,500
   NONINTEREST INCOME
   Service charges on deposit accounts             7,001        6,295
   Mortgage loan and other related fees            3,098        4,104
   Fees for trust services                         1,385        1,381
   Net gains on securities transactions              275          324
   Other noninterest income                        5,015        5,686
   Total noninterest income                       16,773       17,790
   NONINTEREST EXPENSE
   Salaries and employee benefits                 32,007       28,362
   Net occupancy                                   3,459        3,279
   Furniture and equipment                         3,688        3,860
   Other noninterest expense                      22,325       20,456
   Total noninterest expense                      61,479       55,957
   Income before income taxes                     27,271       29,333
   Income tax expense                              8,115        8,214
   NET INCOME                                  $  19,157   $   21,119

   Weighted-average shares outstanding        20,453,438   20,215,871
   Net income per share                        $     .94   $     1.04

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FIRST NATIONAL BANCORP
                              (Registrant)





                              By:  /s/ C. Talmadge Garrison
                                   C. Talmadge Garrison
                                   Senior Vice President
                                   Secretary & Treasurer


Date:  August 16, 1995